Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)  ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

31-0841368
(I.R.S. Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

Jack Ellerin
U.S. Bank National Association
1349 West Peachtree Street
Suite 1050
Atlanta, Georgia 30309
(404) 898-8830
(Name, address and telephone number of agent for service)

Oglethorpe Power Corporation

(An Electric Membership Corporation)

(exact name of obligor as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-1211925 (I.RS. Employer Identification No.)

2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)	30084-5336 (Zip Code)

5.05% First Mortgage Bonds, Series 2018A due 2048
(Title of the indenture securities)

Item 1.                                             General information.

Furnish the following information as to the trustee:

(a)               Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

(b)               Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.                                             Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3.-15.                   Items 3 — 15 are not applicable because, to the best of the  knowledge of U.S. Bank National Association (the “Trustee”) the obligor is not in default under any indenture under which the Trustee acts as trustee.

Item 16.                                      List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; provided that exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and 17 C.F.R. 229.10(d).

1.              A copy of the Articles of Association of the Trustee.*

2.              A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.              A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.              A copy of the existing bylaws of the Trustee.**

5.              A copy of each Indenture referred to in Item 4.  Not applicable.

6.              The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

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7.              Report of Condition of the Trustee as of December 31, 2018 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR,  Registration Number 333-199863 filed on November 5, 2014.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia, on the 1st day of April, 2019.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jack Ellerin
Jack Ellerin
Vice President

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Exhibit 2

Exhibit 3

Exhibit 6

CONSENT OF TRUSTEE

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  April 1, 2019

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jack Ellerin
Jack Ellerin
Vice President

Exhibit 7

REPORT OF CONDITION

($000’s)

12/31/2018
Assets
Cash and Balances Due From	$21,369,509
Depository Institutions
Securities	111,246,751
Federal Funds	101,423
Loans & Lease Financing Receivables	284,800,984
Fixed Assets	3,721,348
Intangible Assets	12,896,259
Other Assets	25,340,330
Total Assets	$459,476,604

Liabilities
Deposits	$356,297,122
Fed Funds	2,426,334
Treasury Demand Notes	0
Trading Liabilities	783,326
Other Borrowed Money	34,725,959
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	12,916,232
Total Liabilities	$410,948,973

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	33,443,222
Minority Interest in Subsidiaries	799,294
Total Equity Capital	$48,527,631

Total Liabilities and Equity Capital	$459,476,604